UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

MediaBin, Inc.

(Name of Registrant as specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐
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MEDIABIN, INC.
7 Piedmont Center, Suite 600
Atlanta, Georgia 30305-1530

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on December 20, 2002

TO THE SHAREHOLDERS OF MEDIABIN, INC.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of MediaBin, Inc., (the “Company”) will be held on December 20, 2002, at 9:00 a.m. local time, in the Company’s offices at 7 Piedmont Center Suite 600, Atlanta, Georgia, to consider and act upon the following matters:

1.
Approve (a) a capital restructuring proposal to permit the Board of Directors, at its sole discretion, to effect a reverse stock split of our issued and outstanding common stock at a ratio of 1-for-10 and (b) the form of the Articles of Amendment to our Amended and Restated Articles of Incorporation by which the Board of Directors may consummate such action; and

2.	Transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on December 6, 2002, as the record date for the determination of the stockholders entitled to notice and to vote at, the special meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. A list of shareholders entitled to vote at the special meeting will be open to examination for any purpose germane to the meeting, during ordinary business hours for a period of ten days before the meeting at the Company’s offices at 7 Piedmont Center, Suite 600, Atlanta, Georgia 30305-1530, and during the meeting.

Shareholders of record at the close of business on December 6, 2002, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

All shareholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

/S/ HAINES HARGRETT
Haines Hargrett Secretary

December 9, 2002
Atlanta, Georgia

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK, OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD OWNER A PROXY IN YOUR NAME.

MEDIABIN, INC.
7 Piedmont Center, Suite 600
Atlanta, Georgia 30305-1530

PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
To Be Held on December 20, 2002

Information Concerning Solicitation and Voting

General

This Proxy Statement and the enclosed proxy card are furnished on behalf of the Board of Directors of MediaBin, Inc., a Georgia corporation (the “Company”) for use at the Special Meeting of Shareholders to be held on December 20, 2002, at 9:00 a.m. local time in Atlanta, Georgia, (the “Special Meeting”) or at any adjournment or postponement of that meeting, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held in the Company’s offices at 7 Piedmont Center, Suite 600, Atlanta, Georgia. The Company intends to mail this Proxy Statement and the accompanying Proxy Card on or about December 9, 2002, to all shareholders entitled to vote at the Special Meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a shareholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company.

Shareholders Entitled to Vote

The Board of Directors has fixed December 6, 2002, as the record date for determining shareholders who are entitled to vote at the Special Meeting. At the close of business on December 6, 2002, the Company had outstanding and entitled to vote 88,906,702 shares of common stock of the Company, $.01 par value per share (“Common Stock”). Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting.

The holders of at least 44,453,352 of the total shares of Common Stock outstanding on the record date, whether present at the Special Meeting or in person, or represented by proxy, will constitute a quorum for the transaction of business at the Special Meeting. The shares held by each shareholder who signs and returns the enclosed proxy card will be counted for the purposes of determining the presence of a quorum at the Special Meeting, whether or not the shareholder abstains on all matters or any matter to be acted on at the Special Meeting. Abstentions and broker non-votes will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing, and mailing of this Proxy Statement and the accompanying proxy card. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted by giving written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company, or by attending the Special Meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Counting of Votes

The purpose of the Special Meeting is to consider and act upon the matters which are listed in the accompanying Notice of Special Meeting and set forth in this Proxy Statement. The enclosed form of proxy provides a means for a shareholder to vote for, against or abstain from voting on the matters listed in the accompanying Notice of Special Meeting and described in the Proxy Statement. The affirmative vote of holders of a majority of the votes cast at the Special Meeting is required for the approval of all proposals. Shares of Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the meeting, regardless of how or whether such shares are voted on any specific proposal. Each proxy card will be voted in accordance with the shareholder’s directions. Abstentions with respect to any matter to be voted upon at the Special Meeting will have the same effect as a vote against these proposals. When the enclosed proxy card is properly signed and returned, the shares that it represents will be voted at the Special Meeting in accordance with the instructions noted thereon. In the absence of such instructions, the shares represented by a signed proxy card will be voted in favor of the matter listed in the accompanying Notice of Special Meeting and described in this Proxy Statement. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative notes, abstentions, and broker non-votes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of September 30, 2002, with respect to the following: (1) each shareholder known by the Company to be the owner of record of more than 5% of the Company’s Common Stock, (2) each director, (3) each Named Executive Officer, and (4) all directors and executive officers as a group.

Directors, Executive Officers and 5% Shareholders	Shares Outstanding	Warrants and Options Outstanding		Total Beneficial Ownership Number of Shares	Percent Beneficial Ownership % (1)
		Vested	Unvested
John C. Bacon (2)	0	1,300,000	0	1,300,000	1.4%
John R. Festa (3)	0	830,100	0	830,100	*
Terje Mikalsen (4)	53,666,820	0	0	53,666,820	60.4%
David P. Moran (5)	22,000	333,333	666,667	355,333	*
Åsmund R. Sløgedal (6)	108,000	40,000	0	148,000	*
Steven Yung	0	0	0	0	*
Robert Estes (7)	0	138,333	56,667	138,333	*
David G. Gibson (8)	0	148,333	41,667	148,333	*
Haines H., Hargrett (9)	25,000	121,667	38,333	146,667	*
Burton M. Smith (10)	4,500	145,000	75,000	149,500	*
Venturos AS (4)	53,666,820	0	0	53,666,820	*
Glastad Holding Ltd.	19,924,013	0	0	19,924,013	22.4%
Gezina AS	4,933,590	0	0	4,933,590	5.5%

All executive officers and directors as a group (10 persons)	53,826,320	3,056,766	878,334	56,883,086	61.9%

* Less	than 1%
(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 88,906,702 shares of Common Stock outstanding as of September 30, 2002. The business address of each beneficial owner other than Venturos AS, Glastad Holding Ltd. and Gezina AS is c/o MediaBin, Inc., 7 Piedmont Center, Suite 600, Atlanta, Georgia 30305-1530. The business address of Venturos AS is P.O. Box 113, 4551 Farsund, Norway. The business address of Glastad Holding Ltd. is 10 Stratton Street, 4th Floor, London WIX 4EJ. The business address of Gezina AS is Radhusgt. 5b, 0151 Oslo, Norway.

(2)	Includes 1,300,000 shares subject to options granted September 10, 1998, for USD 5.00 per share vesting over three years from the date of grant.
(3)
Includes 16,600 shares subject to options granted May 2, 1994, for USD 6.00 per share, 689,400 shares subject to options granted May 2, 1994, for USD 4.83 per share, and 124,100 shares subject to options granted on December 31, 1997, for USD 7.40 per share, all of which are currently vested.

(4)	Includes 53,666,820 shares held by Venturos AS and affiliates of Venturos AS. Mr. Mikalsen owns a controlling interest in Venturos AS.
(5)	Includes 1,000,000 shares subject to options granted September 30, 2001 for USD 0.89 per share.
(6)
Includes 25,000 shares subject to options granted January 10, 1995, for USD 2.00 per share vesting immediately and 15,000 shares subject to options granted December 31, 1996, for USD 2.00 per share vesting over three years from the date of grant.

(7)
Includes 20,000 shares subject to options granted September 10, 1998, for USD 2.00 per share, 20,000 shares subject to options granted June 1, 1999 for USD 2.00, 40,000 shares subject to options granted June 21, 1999, for USD 2.00 per share, 60,000 shares subject to options granted February 4, 2000 for USD 1.63, and 55,000 shares subject to options granted February 15, 2001 for USD 1.85 per share, all vesting over three years from the date of grant.

(8)
Includes 80,000 shares subject to options granted September 10, 1998 for USD 2.00 per share, 25,000 shares subject to options granted April 12, 1999 for USD 2.00 per share, 45,000 shares subject to options granted February 4, 2000 for USD 1.63 per share and 40,000 shares subject to options granted February 15, 2001 for USD 1.85 per share, each vesting over three years from the date of grant.

(9)
Includes 60,000 shares subject to options granted September 10, 1998 for USD 2.00 per share, 25,000 shares subject to options granted April 12, 1999 for USD 2.00 per share, 35,000 shares subject to options granted February 4, 2000 for USD 1.63 per share and 40,000 shares subject to options granted February 15, 2001 for USD 1.85 per share, each vesting over three years from the date of grant.

(10)
Includes 80,000 shares subject to options granted September 10, 1998 for USD 2.00 per share, 25,000 shares subject to options granted April 12, 1999 for USD 2.00 per share, 45,000 shares subject to options granted February 4, 2000 for USD 1.63 per share and 30,000 shares subject to options granted February 15, 2001 for USD 1.85 per share, each vesting over three years from the date of grant.

Change in Control

Between March 23, 2000 and September 30, 2002, the Company and Venturos AS (“Venturos”) entered into seven loan agreements (the “Loan Agreements”). Pursuant to the Loan Agreements, the Company borrowed an aggregate of $9,162,305 and the Company executed and delivered to Venturos, seven promissory notes (the “Notes”) totaling $9,162,305. Each of the Loan Agreements provided that the principal and interest on the Notes would be converted into equity at such time as the Company consummated an equity offering of sufficient size. The Loan Agreements also provided that the conversion would be at a discount to the price paid by new investors in the equity offering. On September 30, 2002 the Company and Venturos amended each of the Loan Agreements to provide that the entire amount of principal and interest of the Notes on such date would convert into shares of Common Stock at a conversion price of $.20 per share. The $.20 per share conversion price was in excess of the trading price of Common Stock on the conversion date. Accordingly, on September 30, 2002 the full amount of principal and interest under the Notes ($10,003,364) was converted into 50,016,820 shares of Common Stock. After the conversion of the Notes, Venturos and its affiliate Teto Invest V AS (“Teto Invest”) own 53,666,820 shares of Common Stock representing 60.4% of the shares of Common Stock outstanding. Terje Mikalsen may be deemed to control Venturos and Teto Invest and thus may be deemed to have beneficial ownership of the Common Stock owned by both Venturos and Teto Invest. Prior to conversion of the Notes, no individual shareholder or group controlled the Company.

AUTHORIZATION OF THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT OF
THE OUTSTANDING COMMON STOCK AT A RATIO of 1-FOR-10

On November 27, 2002, the Company’s Board of Directors recommended that the shareholders approve (a) a capital restructuring proposal to permit the Board of Directors, at its sole discretion, to amend the Company’s Amended and Restated Articles of Incorporation to effect a reverse stock split of the Company’s issued and outstanding Common Stock at a ratio of 1-for-10 (the “Reverse Stock Split”) and (b) the form of the Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation by which the Board of Directors may consummate such action (the “Articles of Amendment”). Pursuant to the Reverse Stock Split, each 10 of the outstanding shares of Common Stock on the date of the Reverse Stock Split (the “Existing Shares”) will be automatically converted into one share of Common Stock (the “New Shares”). The Reverse Stock Split will not alter the number of shares of Common Stock authorized for issuance, but will simply reduce the number of shares of Common Stock issued and outstanding. The Reverse Stock Split will become effective upon the filing of Articles of Amendment with the Secretary of State of Georgia, and the Board of Directors reserves the right not to make such filing if it deems it appropriate not to do so. The form of the Articles of Amendment to effect the Reverse Stock Split is attached to this Proxy Statement as Appendix A. The following discussion is qualified in its entirety by the full text of the Articles of Amendment, which are hereby incorporated by reference.

Purpose of the Reverse Stock Split

The purpose of the Reverse Stock Split is to increase the number of shares available for issuance by the Company. In particular, the Board may use the authorized shares that are available as the result of the Reverse Stock Split to conduct a possible rights offering of the Company’s Common Stock.

Possible Rights Offering of Common Stock

The Company requires additional capital in order to meet its funding needs and has been seeking additional capital investment for some time. The Company anticipates that it will need to make a rights offering, possibly combined with a private placement of its Common Stock, resulting in an aggregate amount of proceeds to the Company ranging between USD 4 million and USD 10 million (the “Offering”). The Company anticipates that any Offering will involve the issuance of significant additional shares at a price that is likely to be below the recent trading price. The Reverse Stock Split will provide the Company with the ability to issues these shares. Other than the Offering, the Company has no current plans, proposals or arrangements to issue any of the additional shares resulting from the Reverse Stock Split.

There can be no certainty that the Company will proceed with any Offering or that the Offering will be completed. Although the Board of Directors of the Company would need to approve the Offering, the shareholders of the Company will not be required to approve the Offering. HOWEVER, IF THE SHAREHOLDERS OF THE COMPANY DO NOT APPROVE THIS PROPOSAL NUMBER ONE, THE COMPANY MAY BE UNABLE TO PROCEED WITH A POSSIBLE OFFERING IN A MANNER WHICH WILL SATISFY ITS ANTICIPATED CAPITAL REQUIREMENTS.

Reasons for the Offering

The Company may decide to pursue to the Offering based on the Company’s evaluation and review of its financial condition, projected funding requirements, business plans, and operations. The Company believes its current available cash will be insufficient to fund its continuing operations. If the Company proceeds with the Offering, it will be based, in large part, on the determination of the Company and its Board of Directors that the Company needs the net proceeds from the Offering to address its liquidity issues, support its working capital requirements, strengthen its balance sheet, and support its business development efforts in accordance with its business plan. The Company’s current business plan requires it to continue to make significant expenditures in research and development, sales, and marketing.

Possible Terms of the Offering

While no assurance can be given that the Company will proceed with, or in fact consummate the Offering, it is possible the Offering may be made on terms and conditions which the Company determines are in its and the shareholders best interest but with which you may not necessarily agree.

The Company anticipates that the shares from the Offering will be offered on the Oslo Stock Exchange and will be exempt from registration in the United States under applicable U.S. securities laws. The Company reserves the right to limit U.S. subscribers to thirty-five (35) persons to comply with requirements of U.S. securities laws, particularly Regulation D as promulgated under the Securities Act of 1933, as amended. The offering price of the shares of the Company’s Common Stock that would be offered in the Offering will be determined by the Board of Directors, and is likely to be below the recent market price on the Oslo Stock Exchange.

In the event the Company proceeds with the Offering, the Company will need to devote management’s time and resources to the Offering. Additionally, the Company will need to engage attorneys, accountants, and other professionals to assist with the preparation of a prospectus and the closing of the Offering. Professional fees, as well as printing fees and other miscellaneous fees associated with the Offering may be significant.

Potential Risks of the Reverse Stock Split

If the Board of Directors does effect the Reverse Stock Split, there can be no assurance that the bid price of the Common Stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split. The market price of the Common Stock will also be based on the Company’s performance and other factors, many of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, liquidity of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

Potential Effects of the Reverse Stock Split

Pursuant to the Reverse Stock Split, each holder of ten shares of the Common Stock immediately prior to the effectiveness of the Reverse Stock Split will become a holder of one share of the Common Stock after consummation of the Reverse Stock Split.

Accounting Matters

On the effective date of the Reverse Stock Split, the per share loss and net book value of the Common Stock will be increased because there will be fewer shares of Common Stock outstanding.

Effect on Authorized and Outstanding Shares

The Company currently has authorized to issue a maximum of two hundred million shares of Common Stock. As of the record date, there were 88,906,702 shares of Common Stock issued and outstanding. Although the number of authorized shares of Common Stock will not change as a result of the Reverse Stock Split, the number of shares of Common Stock issued and outstanding will be reduced to a number that will be approximately equal to (i) the number of shares of Common Stock issued and outstanding immediately prior to the effectiveness of the Reverse Stock Split, divided by (ii) ten.

With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of the Common Stock prior and subsequent to the Reverse Stock Split will remain the same. Following the effective date of the Reverse Stock Split, it is not anticipated that the Company’s financial condition, the percentage ownership of management, the number of shareholders, or any aspect of the Company’s business would materially change as a result of the Reverse Stock Split.

The Reverse Stock Split will be effected simultaneously for all of the Common Stock and the exchange ratio will be the same for all of the Common Stock. The Reverse Stock Split will affect all shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any shareholder owning a fractional share. See “Fractional Shares” below. Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable.

The table below depicts the effects of the Reverse Stock Split upon the number of shares of Common Stock outstanding, the number of shares of Common Stock reserved for future issuance and the number of authorized but unissued shares of Common Stock.

Reverse Stock Split	Common Stock Outstanding(1)(2)	Reserved Shares(3)	Authorized but Unissued and Unreserved Common Stock(4)
Before Split	88,906,702	45,550,033	65,543,265
Following 1-for-10 Split	8,890,680	45,550,033	145,559,287

(1)	As of December 6, 2002.
(2)	Assumes upward rounding of the shares of approximately 10 shareholders.
(3)
Includes all shares of Common Stock reserved for potential issuance pursuant to the Company’s 1994 Stock Option Plan, 1994 Directors Option Plan, the 2001 Option Plan and warrants granted outside these option plans.

(4)	Equals the total number of shares of Common Stock authorized less shares outstanding less shares reserved.

Outstanding Options

On the Split Effective Date (as defined in the Articles of Amendment), all outstanding options and future or contingent rights to acquire Common Stock will be adjusted to reflect the Reverse Stock Split. With respect to outstanding options to purchase Common Stock, the number of shares of Common Stock that such holders may purchase upon exercise of such options will decrease, and the exercise prices of such options will increase, in proportion to the fraction by which the number of shares of Common Stock underlying such options are reduced as a result of the Reverse Stock Split. The number of shares of Common Stock to be received pursuant to outstanding contingent rights will also be adjusted proportionally to reflect the Reverse Stock Split.

Potential Odd Lots

If approved, the Reverse Stock Split will result in some shareholders holding less than 100 shares of Common Stock and as a consequence may incur greater costs associated with selling such shares. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis than the cost of transaction in even multiples of 100 shares.

Increase of Shares of Common Stock Available for Future Issuance

As a result of the Reverse Stock Split, there will be a reduction in the number of shares of Common Stock issued and outstanding and an associated increase in the number of authorized shares which would be unissued and available for future issuance after the Reverse Stock Split. The increase in available shares could be used for any proper corporate purpose approved by the Board of Directors including, among other purposes, future financing transactions.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Stock Split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and shareholders. Management could use the additional unissued shares resulting from the Reverse Stock Split to resist or frustrate a third-party transaction providing an above-market premium that may be favored by a majority of the independent shareholders of the Company. The Company currently has no knowledge of such a third-party transaction nor has any intention to utilize such shares in such a manner. The Company currently has no other provisions in its Amended and Restated Articles of Incorporation, Amended and Restated Bylaws or any other employment agreements and credit arrangements that have material anti-takeover effects and other than the Reverse Stock Split proposal, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to our Amended and Restated Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

IN CONNECTION WITH THE APPROVAL OF THE REVERSE STOCK SPLIT, SHAREHOLDERS OF THE COMPANY WILL NOT HAVE A RIGHT TO DISSENT AND OBTAIN PAYMENT FOR THEIR SHARES UNDER THE DISSENTERS’ RIGHTS PROVISIONS CONTAINED IN SECTION 14-2-1301 ET. SEQ. OF THE GEORGIA BUSINESS CORPORATION CODE.

Manner of Effecting the Reverse Stock Split and Exchange of Stock Certificates

In the event of (a) approval of the Reverse Stock Split by the Company’s shareholders and (b) a determination by the Board of Directors to implement the Reverse Stock Split, the Reverse Stock Split will be effected by the filing the Articles of Amendment with the Secretary of State of Georgia.

In such events, the Reverse Stock Split will become effective on the Split Effective Date set forth in the Articles of Amendment by appropriate adjustment to the register of shares of Common Stock on the Norwegian Registry of Securities (“VPS”). The VPS is a computerized, book-entry based system in Norway, in which ownership and transactions related to securities are recorded.

Fractional Shares

As a result of the Reverse Stock Split, the reclassification of a shareholder’s Existing Shares into New Shares as described above may result in the creation of fractional shares. For instance, a shareholder who owns 105 Existing Shares would be entitled to receive after the Split Effective Date 10 ½ New Shares. The one-half share is a fractional share. Fractional shares will be rounded upward to the nearest whole share. New Shares issued due to upward rounding will be issued solely to save the expense and inconvenience of issuing fractional shares and do not represent separately bargained for consideration. Thus, after the Split Effective Date, the shareholder in the previous example would receive a certificate representing 11 New Shares.

Proposed Form of Amendment to the Amended and Restated Articles of Incorporation

If the shareholders approve the Reverse Stock Split and the Board of Directors decides to effect the Reverse Stock Split, the Company will amend the existing provision of its Amended and Restated Articles of Incorporation as set forth in the Articles of Amendment included as Appendix A to this Proxy Statement, and the Articles of Amendment (as completed to account for the split exchange ratio and the Split Effective Date) would become effective upon the Board of Directors’ decision to implement the Reverse Stock Split and the filing of such amendment with the Secretary of State of Georgia.

Certain Federal Income Tax Consequences

The Company believes that the United States Federal income tax consequences of the Reverse Stock Split to holders of Existing Shares and holders of New Shares will be as follows:

1.	No gain or loss will be recognized by a shareholder on the surrender of the Existing Shares or receipt of a certificate representing New Shares.

2.	The aggregate tax basis of the New Shares will equal the aggregate tax basis of the Existing Shares exchanged therefor.

3.	The holding period of the New Shares will include the holding period of the Existing Shares if such Existing Shares were held as capital assets on the date of the exchange.

4.	The conversion of the Existing Shares into the New Shares will produce no gain or loss to the Company.

The Company’s opinion is not binding upon the United States Internal Revenue Service or the United States courts or the taxing or judicial authority of any foreign jurisdiction, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident foreign individuals, broker-dealers and tax exempt entities. The state and local tax consequences of the Reverse Stock Split may vary significantly as to each shareholder, depending upon the state in which the shareholder resides. The foregoing summary is included for general information only. Accordingly, shareholders are urged to consult their own tax advisors with respect to the Federal, state, local and foreign tax consequences of the Reverse Stock Split.

Recommendation of the Board of Directors

The Board of Directors will offer the following resolution for approval at the Special Meeting:

RESOLVED, that the Board of Directors is authorized in its discretion without further action of the shareholders of the Company, to file an amendment to the Amended and Restated Articles of Incorporation of the Company, in the form set forth in the Proxy Statement dated December 9, 2002, to effect a reverse stock split of the Company’s outstanding shares of common stock, $0.01 par value, at a ratio of 1-for-10, and that the Chief Executive Officer, the Chief Financial Officer or other officer designated by either of them are, and each of them hereby is, empowered to take any and all action necessary to effectuate the foregoing.

Approval of the amendment to the Amended and Restated Articles of Incorporation and the Reverse Stock Split will require the affirmative vote of a plurality of the issued and outstanding shares of common stock.

The Board of Directors recommends that the shareholders vote FOR approval of the reverse stock split.

SHAREHOLDER PROPOSALS

Proposals of shareholders that are intended to be presented at the Company’s 2003 Annual Meeting of Shareholders must be received by the Company no later than Friday, December 20, 2002, in order to be included in the proxy statement and proxy relating to that Annual Meeting. Shareholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

OTHER MATTERS

The Board of Directors does not know of any matters which may come before the Company’s shareholders at the Special meeting other than those mentioned in the Notice of Special meeting of Shareholders and referred to in this Proxy Statement. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

A copy of the 2001 Annual Report on Form 10-K, including financial statements, as filed with the Securities and Exchange Commission, may be obtained without charge upon written request to Investor Relations, MediaBin, Inc., 7 Piedmont Center Suite 600, Atlanta, Georgia 30305-1530.

BY ORDER OF THE BOARD OF DIRECTORS

/S/ DAVID MORAN
David P. Moran President and Chief Executive Officer

December 9, 2002

APPENDIX A

ARTICLES OF AMENDMENT
TO
AMENDED AND RESTATED
ARTICLES OF INCORPORATION OF
MEDIABIN, INC.

The undersigned, the Chief Executive Officer of MediaBin, Inc., a Georgia corporation (the “Corporation”), does hereby certify as follows:

1.	The name of the Corporation is MediaBin, Inc.

2.	Article Two of the Corporation’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) is hereby amended by adding to the end of Article Two the following:

“Each ten (10) shares of the Common Stock issued as of the date and time immediately preceding [INSERT DATE UPON WHICH ARTICLES OF AMENDMENT ARE FILED], the effective date of a reverse stock split (the “Split Effective Date”), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of the Common Stock; provided, however, that there shall be no fractional interest resulting from such change and reclassification. In the case of any holder of fewer than ten (10) shares of Common Stock or any number of shares of Common Stock which, when divided by ten (10) does not result in a whole number (a “Fractional Share Holder”), the fractional share interest of Common Stock held by such Fractional Share Holder as a result of such change and reclassification shall be rounded upward to the nearest whole share. Share interests due to rounding are given solely to save the expense and inconvenience of issuing fractional shares and do not represent separately bargained for consideration.

3.
The foregoing amendment was duly approved and adopted in accordance with the provisions of §14-2-1003 of the Business Corporation Code of the State of Georgia and the By-Laws of the Corporation at a duly called and held meeting of the Board of Directors of the Corporation on                      , 2002. The Board of Directors previously declared the advisability of the amendment and directed that the amendment be submitted to the shareholders of the Corporation for approval.

4.
At a Special Meeting of the Shareholders of the Corporation held on,                  2002, duly called and held in accordance with the provisions of §14-2-705 of the Business Corporation Code of the State of Georgia, a majority of the shares of the outstanding Common Stock entitled to vote thereon were voted in favor of the amendment in accordance with §14-2-1003 of the Business Corporation Code of the State of Georgia.

5.	This amendment shall be effective on the date these Articles of Amendment are filed and accepted by the Secretary of State of the State of Georgia.

The undersigned, being the Chief Executive Officer of the Corporation, for purposes of amending its Articles of Incorporation pursuant to the Business Corporation Code of the State of Georgia, acknowledges that it is his act and deed and that the facts stated herein are true, and has signed this instrument on                      , 2002.

MEDIABIN, INC.
By:

ATTEST:

MediaBin, Inc.

MediaBin™

PROXY

Please sign and return this Proxy even if you plan to attend the meeting.
This Proxy is solicited on behalf of the Board of Directors.

The undersigned, a shareholder of **MediaBin, Inc.** (the "Company"), who holds the shares set out beside his or her name, does hereby appoint David P. Moran, Haines H. Hargrett, and Åsmund R. Sløgedal as proxies, or any of them, to vote all of the shares held of record by the undersigned at a meeting of the Company's shareholders held on December 20, 2002, at 9:00 a.m. local time, in the Company's offices at 7 Piedmont Center, Suite 600, Atlanta, Georgia and at any adjournment thereof with respect to all matters that properly come before the meeting.

This Proxy may be revoked by giving written notice of revocation or a later dated proxy to the Secretary prior to the meeting or by attending the meeting and voting in person. If no direction is given, the shares represented by this Proxy will be voted in favor of the recommendations of the Board of Directors.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK AT A RATIO OF 1-10.

PLEASE DATE, SIGN, AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Receipt of the Notice of Special Meeting and of the Proxy Statement accompanying the same is hereby acknowledged.

No. of Shares Owned ____________

Signature of Shareholder ______________________ Print Name ______________________ Date ____________, 2002

NOTE: Your signature should appear the same as your name appears herein. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.